SCHEDULE 14A
                              (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the registrant  [X]
Filed by a Party other than the Registrant [ ]
Check the  appropriate  box: [ ]  Confidential,  for use of the  Commission
[ ] Preliminary Proxy Statement Only (as permitted by Rule 14a-6(3)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                      HUNGARIAN TELEPHONE AND CABLE CORP.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant) Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-16(i)(4) and 0-11.
(1)  Title of each class of securities which transaction applies:

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(2) Aggregate number of securities to which transaction applies:

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(3) Per unit price or other underlying value of transaction computed pursuant to
Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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(4) Proposed maximum aggregate value of transaction:

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(5) Total fee paid:

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[ ]  Fee paid previously with preliminary materials:

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[ ] Check box if any part of the fee is offset  provided  by  Exchange  Act Rule
0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing. (1) Amount previously paid:

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(2)  Form, Schedule or Registration Statement no.:

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(3)  Filing Party:

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(4)  Date Filed:

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



HUNGARIAN TELEPHONE                                     100 First Stamford Place
AND CABLE CORP.                                              Stamford, CT  06902







Dear Stockholder:                                                    May 4, 1998

         On behalf of the Board of Directors, I cordially invite you to attend the Annual Meeting of Stockholders of Hungarian Telephone and Cable Corp. (the "Company") to be held at 10:00 a.m. local time, on June 10, 1998 at the New York Helmsley Hotel, 212 East 42nd Street, New York, New York 10017.

         In addition to the election of directors and the ratification of the appointment of auditors, at the Annual Meeting the holders of Common Stock of the Company will consider and vote upon a proposal to amend the Company's 1992 Incentive Stock Option Plan, as amended, to increase the number of shares of Common Stock available thereunder from 750,000 to 1,000,000 for use as incentive awards to certain key employees, directors and consultants.

         Your Board of Directors has unanimously concluded that each of the proposals is in the best interests of the Company and its stockholders. Accordingly, the Board recommends a vote "FOR" the election of directors, the ratification of the appointment of auditors and the increase in the number of shares available under the Stock Option Plan.

         The attached Proxy Statement more fully describes the matters to be voted upon at the Annual Meeting and also includes information concerning the Company. I urge you to read carefully the information contained in the Proxy Statement.

         I hope that you will be able to attend the Annual Meeting. If you cannot attend, your shares of Common Stock can be represented by completing, signing and dating the enclosed proxy, and returning it in the envelope provided (which requires no postage if mailed in the United States). You may, of course, withdraw your proxy if you attend the Annual Meeting and choose to vote in person.
                                         Sincerely,

                                         /s/David A. Finley

                                         David A. Finley
                                         Chairman of the Board

                       HUNGARIAN TELEPHONE AND CABLE CORP.
                            100 First Stamford Place
                           Stamford, Connecticut 06902


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 10, 1998

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Meeting") of Hungarian Telephone and Cable Corp., a Delaware corporation (the "Company"), will be held at the New York Helmsley Hotel, 212 East 42nd Street, New York, New York 10017, on June 10, 1998, at 10:00 a.m., local time, for the following purposes:

         1. To elect nine directors of the Company to serve until the 1999 Annual Meeting of Stockholders or until their successors have been duly elected and qualified;

         2. To vote upon a proposal to amend the Company's 1992 Incentive Stock Option Plan, as amended, to increase the number of shares of the Company's common stock available thereunder from 750,000 to 1,000,000 for use as incentive awards to certain key employees, directors and consultants;

         3. To ratify the appointment of KPMG Peat Marwick LLP as auditors of the Company for the fiscal year ending December 31, 1998; and

to transact such other business as may properly come before the Meeting and any adjournment or postponement thereof. The Board of Director is not aware of any other business to come before the Meeting.

         The Board of Directors has fixed April 30, 1998 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Meeting and any adjournment or postponement thereof. A complete list of stockholders of record entitled to vote at the Meeting will be maintained in the offices of the Company's stock transfer agent, Continental Stock Transfer & Trust Company, 2 Broadway, New York, NY 10004, for ten days prior to the Meeting.

         Whether or not you plan to attend the Meeting in person, please mark, execute, date and return the enclosed proxy promptly in the envelope provided. Should you attend the Meeting in person you may, if you wish, withdraw your proxy and vote your shares in person.

                                         By Order of the Board of Directors,

                                         /s/Peter T. Noone

                                         Peter T. Noone
                                         Secretary
Stamford, Connecticut
May 4, 1998



IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES TO ENSURE A QUORUM AT THE MEETING. A PRE-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

                       HUNGARIAN TELEPHONE AND CABLE CORP.

                                 PROXY STATEMENT

                                TABLE OF CONTENTS
                                                                            Page

INTRODUCTION........................ ..........................................1
         Voting Rights and Proxy Information...................................1
         Vote Required for Approval............................................2
         Voting Securities.....................................................2
         Stock Ownership of Certain Beneficial Owners..........................2
         Stock Ownership of Management.........................................3
         Potential Change in Control...........................................4

I.  ELECTION OF DIRECTORS......................................................5
         General...............................................................5
         Nominees for Director.................................................5
         Executive Officers Who Are Not Directors..............................8
         Standard Remuneration of Directors and Other Arrangements.............9
         Director Stock Option Plan............................................9
         Executive Compensation...............................................10
         Employment Agreements................................................13
         Committees and Meetings of the Board of Directors....................15
         Compensation Committee Interlocks and Insider Participation..........16
         Certain Relationships and Related Party Transactions.................16
         Indebtedness of Management...........................................17
         Section 16(a) Beneficial Ownership Reporting Compliance..............17
         Compensation Committee Report on Executive Compensation..............18
         Stock Performance Graph..............................................19

II.  PROPOSAL TO AMEND THE COMPANY'S 1992 INCENTIVE
     STOCK OPTION PLAN, AS AMENDED, TO INCREASE THE NUMBER
     OF SHARES OF COMMON STOCK AVAILABLE THEREUNDER FROM
     750,000 TO 1,000,000.....................................................21
         Background of Proposed Amendment.....................................21
         Description of the Stock Option Plan.................................21
         Outstanding Stock Option Awards......................................25
         Certain Interests of Directors.......................................27

III.  RATIFICATION OF THE APPOINTMENT OF AUDITORS.............................27

STOCKHOLDER PROPOSALS.........................................................27

OTHER BUSINESS................................................................28

EXPENSES OF SOLICITATION......................................................28

                       HUNGARIAN TELEPHONE AND CABLE CORP.
                            100 First Stamford Place
                     Stamford, Connecticut 06902 May 4, 1998

                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                            To Be Held June 10, 1998

                                  INTRODUCTION

                  This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Hungarian Telephone and Cable Corp. (the "Company") to be used at the Annual Meeting of Stockholders of the Company, to be held at 10:00 a.m. local time, on June 10, 1998 at the New York Helmsley Hotel, 212 East 42nd Street, New York, New York 10017, or at any adjournment or postponement thereof (the "Meeting"). This Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders and form of proxy are first being sent or given to stockholders on or about May 4, 1998.

                  At the Meeting, the stockholders of the Company are being asked to consider and vote upon: (i) the election of nine directors of the Company to serve until the 1999 Annual Meeting of Stockholders or until their successors are duly elected and qualified; (ii) a proposal to amend the Company's 1992 Incentive Stock Option Plan, as amended (the "Stock Option Plan"), to increase the number of shares of Common Stock available thereunder from 750,000 to 1,000,000 for use as incentive awards to certain key employees, directors and consultants; and (iii) the ratification of the appointment of KPMG Peat Marwick LLP as auditors of the Company for the fiscal year ending December 31, 1998.

         Voting Rights and Proxy Information

                  All shares of common stock, par value $.001 per share, of the Company (the "Common Stock"), represented at the Meeting by properly executed proxies received prior to or at the Meeting, and not revoked, will be voted at the Meeting in accordance with the instructions thereon. If no instructions are indicated, properly executed proxies will be voted for election of all nominees for director named below, for the approval of the proposal regarding the Stock Option Plan and for the ratification of the appointment of auditors. The Company does not know of any matters, other than as described in the Notice of Annual Meeting, that are to come before the Meeting. If any other matters are properly presented at the Meeting for action, the persons named in the enclosed form of proxy and acting thereunder will have the discretion to vote on such matters in accordance with their best judgment. Proxies should not be sent by the stockholder to the Company, but to Continental Stock Transfer & Trust Company, the Company's Registrar and Transfer Agent, at 2 Broadway, 19th Floor, New York, New York 10004. A pre-addressed, postage-paid envelope is provided for this purpose.

                  A proxy delivered pursuant to this solicitation may be revoked at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of the Company at or before the Meeting a written notice of revocation bearing a later date than the proxy, (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of the Company at or before the Meeting, or (iii) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute revocation of a proxy). Any written notice revoking a proxy should be delivered to Peter T. Noone, Secretary, Hungarian Telephone and Cable Corp., 100 First Stamford Place, Stamford, Connecticut 06902.

         Vote Required for Approval

                  The presence, in person or by proxy, of a majority of the shares of Common Stock entitled to vote is required to constitute a quorum for the transaction of business at the Meeting. The election of directors requires the affirmative vote of a plurality of the shares of Common Stock voting in person or by proxy at the Meeting. Thus, abstentions and proxies returned by brokers as "non-votes" on behalf of shares held in "street name" will have no effect on the outcome of the election of directors. The affirmative vote of a majority of the shares present in person or by proxy and voted on such matter at the Meeting is required for approval of the proposal to amend the Stock Option Plan to increase the number of shares available thereunder. Accordingly, abstentions will have the same effect as a vote against such matter and proxies returned by brokers as "non-votes" will not affect the outcome of such vote. Proxies submitted which contain abstentions or broker "non-votes" will be deemed present at the Meeting in determining the presence of a quorum.

                  Your Board of Directors has unanimously approved each of the proposals set forth herein. Accordingly, the Board recommends a vote FOR the election of directors, the proposal to amend the Stock Option Plan and the ratification of the appointment of auditors.

         Voting Securities

                  April 30, 1998 has been set as the record date (the "Record Date") for determining stockholders entitled to notice of, and to vote at, the Meeting. As of the close of business on the Record Date, there were outstanding 5,302,395 shares of Common Stock. Each holder thereof is entitled to one vote per share.

         Stock Ownership of Certain Beneficial Owners

                  The following table sets forth, as of April 27, 1998, certain information as to those persons who were known by management to be beneficial owners of more than 5% of the Common Stock.

                                     Shares
                                                     Beneficially     Percent of
         Name and Address of Beneficial Owner         Owned (1)        Class (1)
         ------------------------------------       -------------     ----------
         CU CapitalCorp.                            7,514,984(2)       63.1%
         c/o Citizens Utilities Company
         High Ridge Park
         Stamford, Connecticut  06905

         Tele Danmark A/S                             994,158          18.7%
         Larslejsstraede 5
         0900 Copenhagen C, Denmark


         (1) "Shares Beneficially Owned" includes shares held directly as well as shares which such entity may have the right to acquire within 60 days of April 27, 1998. "Percent of Class" is calculated by dividing the "Shares Beneficially Owned" by such entity by the shares of Common Stock outstanding as of April 27, 1998 plus only those shares which such entity may have the right to acquire within 60 days of April 27, 1998.
         (2) Includes 299,219 shares subject to purchase pursuant to a warrant and 4,212,721 shares subject to options granted by the Company to CU CapitalCorp., all of which are presently exercisable. It also includes 2,097,136 shares subject to certain preemptive rights granted to CU CapitalCorp. which are presently subject to a disagreement between the Company and CU CapitalCorp. See "Potential Change in Control" and "Election of Directors - Certain Relationships and Related Party Transactions - The Citizens Agreements."

         Stock Ownership of Management

                  The following table sets forth, as of April 27, 1998, certain information as to the shares of Common Stock beneficially owned by certain executive officers and former executive officers of the Company, and as to the shares of Common Stock beneficially owned by all directors and executive officers of the Company as a group.


                                               Shares
                                             Beneficially        Percent of
         Name of Beneficial Owner              Owned (1)          Class (1)
         ------------------------           --------------       -----------
                             Current Executive Officers

           Andrew E. Nicholson                85,625(2)           1.6%

           Peter T. Noone                     17,600(3)           *

           Directors and Executive           274,475(4)           5.0%
           Officers as a Group (12
           persons)

                             Former Executive Officers

           Richard P. Halka                    5,000              *

           James G. Morrison                 113,750(5)           2.1%

           James L. Stout                         --              --

           Daniel R. Vaughn                   20,000(6)           *
         -----------

         * Less than one percent
         (1) "Shares Beneficially Owned" includes shares held directly, as well as shares which such persons have the right to acquire within 60 days of April 27, 1998 and shares held by certain members of such persons' families, over which such persons may be deemed to have sole or shared voting power or investment power. "Percent of Class" is calculated by dividing the "Shares Beneficially Owned" by the individual (or group) by the shares of Common Stock outstanding as of April 27, 1998 plus only those shares which the individual (or group) has the right to acquire within 60 days of April 27, 1998.

         (2)  Includes  17,500  shares  of  restricted  stock  issued  and to be delivered, subject to certain conditions, to Mr. Nicholson pursuant to an annual vesting schedule which contemplates the delivery in installments of 8,750 shares on each October 10th of 1998 and 1999 pursuant to Mr. Nicholson's employment agreement. It also includes 20,000 shares subject to options presently exercisable at $8.75 per share and 35,000 shares subject to options presently exercisable at $8.00 per share granted pursuant to Mr. Nicholson's employment agreement. See "Election of Directors - Employment Agreements."
         (3) Includes 15,000 shares subject to options presently exercisable at $11.69 per share and 2,500 shares subject to options presently exercisable at $8.00 per share granted pursuant to Mr. Noone's employment agreement. See "Election of Directors - Employment Agreements."
         (4) Does not include shares reported to be beneficially owned by CU CapitalCorp. Daryl A. Ferguson and Leonard Tow, directors of the Company, serve as executive officers of both the parent company and an affiliate of CU CapitalCorp. Does not include shares reported to be beneficially owned by Tele Danmark A/S. Ole Bertram and Finn Schkolnik, directors of the Company, serve as officers of Tele Danmark A/S.
         (5) Includes 25,000 shares of restricted stock issued to Mr. Morrison pursuant to his employment agreement. Pursuant to Mr. Morrison's retirement arrangements, such shares are to be cancelled upon the execution of Mr. Morrison's termination agreements. Includes 30,000 shares subject to options presently exercisable at $8.75 per share and 52,500 shares subject to options presently exercisable at $8.00 per share granted pursuant to Mr. Morrison's employment agreement. See "Election of Directors - Employment Agreements."
         (6) Consists of 20,000 shares subject to options presently exercisable at $8.75 per share granted pursuant to Mr. Vaughn's employment agreement. See "Election of Directors - Employment Agreements."

         Potential Change in Control

                  From May 1995 through October 1996, the Company entered into certain agreements (as amended and restated in certain cases to date, the "Citizens Agreements") with CU CapitalCorp. ("CUCC") and Citizens International Management Services Company ("CIMS"), both of which are wholly-owned subsidiaries of Citizens Utilities Company (together with CUCC and CIMS, "Citizens"). The Company entered into the Citizens Agreements for financial, operating, management and other reasons that the Board of Directors believed to be consistent with the Company's business requirements and growth strategy. As of December 31, 1997, Citizens, directly or through subsidiaries, provided communications services, competitive local exchange carrier services and public services including electric transmission and distribution, natural gas transmission and distribution, water distribution and wastewater treatment services to approximately 1.7 million customers in 21 states throughout the United States.

                  As of April 27, 1998, Citizens beneficially owned 905,908 of the outstanding shares of the Company's Common Stock. Pursuant to the Citizens Agreements, Citizens was granted a warrant and certain options to acquire an additional 4,511,940 shares of Common Stock at prices ranging from $12.75 to $18.00 per share. In addition, the Company and Citizens presently have a disagreement regarding certain issues with respect to 2.1 million shares of Common Stock subject to Citizens' preemptive rights to date. The Company is currently in discussions with Citizens in an attempt to resolve these issues. If the Company and Citizens were to settle the disagreement with respect to Citizens' preemptive rights to date and Citizens were to purchase such 2.1 million shares of Common Stock subject to such disputed preemptive rights and if Citizens were to exercise in full all of its options and warrant, Citizens would own 58.9% of the shares of Common Stock that would be outstanding if all the outstanding options and warrants, including those held by Citizens, were exercised. If the Company and Citizens were to settle the disagreement with respect to Citizens preemptive rights to date and Citizens were to purchase such 2.1 million shares of Common Stock subject to such disputed preemptive rights and if only Citizens were to exercise in full all of its options and warrant, Citizens would own 63.1% of the shares of Common Stock that would be outstanding. If any or all of the options and the warrant held by Citizens were exercised, Citizens would be in a position to exert significant influence on the Company. If all of its options and warrant were exercised, Citizens would be able to elect all the members of the Company's Board of Directors so that it would be in control of the Company and be able to effectively direct corporate transactions. The Citizens Agreements provide for certain preemptive rights which presently enable Citizens to maintain its right to acquire control in the event of, among other things, a change in the capitalization or number of outstanding shares of the Company.

                  The Citizens Agreements also provide for the nomination of one representative of Citizens for election to the Company's Board of Directors and for the number of directors to be set at no less than six, without classified or staggered terms. These provisions could facilitate the replacement of the Company's then-existing Board by Citizens in the event Citizens chooses to exercise its right to acquire shares constituting a controlling interest in the Company. Presently, Daryl A. Ferguson and Leonard Tow who are executive officers of Citizens Utilities Company serve on the Company's Board of Directors.

                  For  a  further  description  of   certain  of   the  Citizens
         Agreements,   See  "Election  of  Directors - Certain Relationships and
         Related Party Transactions - The Citizens Agreements."


                            I. ELECTION OF DIRECTORS

         General

                  Pursuant to the Company's By-laws, directors are elected to serve for a one-year term or until their respective successors have been elected and qualified. Five of the nominees are incumbent directors who were elected at the last annual meeting of stockholders and four of the nominees are incumbent directors who were elected to the board by the Board of Directors since the last annual meeting of stockholders. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to one or more nominees) will be voted at the Meeting for the election of the nominees identified below. If any nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute as the Board of Directors may recommend. At this time, the Board of Directors knows of no reason why any of the nominees might be unable to serve, if elected. Except as described below, there are no arrangements or understandings between any director or nominee and any other person pursuant to which such director or nominee was selected.

         Nominees for Director

                  The table below sets forth certain information, as of April 27, 1998, regarding the Company's Board of Directors, including beneficial ownership of Common Stock.



                                                                                Shares of
                                    Position(s) Held         Director        Common Stock       Percent
        Name                Age      in the Company           Since        Beneficially Owned   Owned

Ole Bertram...............   62       Director              August 1997              --(1)        --

Daryl A. Ferguson.........   59       Director              March 1998               --(2)        --

David A. Finley...........   65       Director (Chairman)   July 1996            10,000(3)         *

James G. Morrison.........   59       Director              July 1996           113,750(4)       2.1%

John B. Ryan..............   67       Director              September 1992       20,500(5)         *

Finn Schkolnik............   52       Director              October 1997             --(1)        --

James H. Season...........   54       Director              September 1995       15,000(6)         *

William E. Starkey........   62       Director              July 1996            10,000(7)         *

Leonard Tow...............   69       Director              August 1997              --(2)        --
         -----------------

         *   Less than one percent.
         (1) Does not include shares reported to be beneficially owned by Tele Danmark A/S. See "Introduction Stock Ownership of Certain Beneficial Owners." Messrs. Bertram and Schkolnik are currently officers of Tele Danmark A/S. See "- Certain Relationships and Related Party Transactions - The Tele Danmark Agreements."
         (2) Does not include shares reported to be beneficially owned by Citizens. See "Introduction - Stock Ownership of Certain Beneficial Owners." and "Potential Change in Control." Messrs. Ferguson and Tow are currently executive officers of Citizens Utilities Company. See "- Certain Relationships and Related Party Transactions - The Citizens Agreements."
         (3) Consists of 10,000 shares subject to options, all exercisable within 60 days, at $9.44 per share granted under the Non-Employee Director Stock Option Plan.
         (4) Includes 25,000 shares of restricted stock issued to Mr. Morrison pursuant to his employment agreement. Pursuant to Mr. Morrison's retirement arrangements, such shares are to be cancelled upon the execution of Mr. Morrison's termination agreements. Includes 30,000 shares subject to options presently exercisable at $8.75 per share and 52,500 shares subject to options presently exercisable at $8.00 per share granted pursuant to Mr. Morrison's employment agreement. See " - Employment Agreements."
         (5) Includes 10,000 shares subject to options, all exercisable within 60 days, at $9.44 per share granted under the Non-Employee Director Stock Option Plan and 10,000 shares subject to options, presently exercisable at $9.44 to $12.25 per share, granted under the 1992 Incentive Stock Option Plan, as amended.
         (6) Consists of 10,000 shares subject to options, all exercisable within 60 days, at $9.44 per share granted under the Non-Employee Director Stock Option Plan and 5,000 shares subject to options, presently exercisable at $9.44 per share, granted under the 1992 Incentive Stock Option Plan, as amended.
         (7) Consists of 10,000 shares subject to options, all exercisable within 60 days, at $9.44 per share granted under the Non-Employee Director Stock Option Plan.

                  Ole Bertram. Mr. Bertram has been Senior Vice President of Tele Danmark International since June 1997. Prior to that, Mr. Bertram was Technical Director of Tele Danmark International from May 1995 to June 1997, and Technical Director and Vice President of the Copenhagen Telephone Company from 1988 to May 1995. Mr. Bertram was elected as a director of the Company by the Board of Directors in August 1997. See " - Certain Relationships and Related Party Transactions - The Tele Danmark Agreements."

                  Daryl A. Ferguson. Mr. Ferguson has been associated with Citizens Utilities Company since July 1989 where he has been President and Chief Operating Officer since June 1990. He is currently a Director of Centennial Cellular Corporation and Chief Executive Officer and Vice Chairman of the Board of Electric Lightwave, Inc., both U.S. public companies. Mr. Ferguson was elected as a director of the Company by the Board of Directors in March 1998. See "- Certain Relationships and Related Party Transactions - The Citizens Agreements."

                  David A.  Finley.   Mr.  Finley   is   currently   a   private
         investor and consultant with software, money-management, finance and telecommunications companies. He currently is a director of Broadway & Seymour, a software and services company in which he served as Chief Financial Officer until November 1997. Mr. Finley is also a director of Intelligroup, Inc., MJR Group, Inc., and Naviant Technology Solutions. Mr. Finley was with IBM from 1959 to 1989 when he retired as Treasurer. While at IBM, he held various international and domestic posts involving treasury, controllership, business development, strategic planning and general management.

                  James G. Morrison. Mr. Morrison was elected as a director, President and Chief Executive Officer of the Company by the Board of Directors in July 1996. Prior to that he was Vice President and Chief Operating Officer of the Company since December 1995. From May 1994 to December 1994, Mr. Morrison served as a consultant to the Board of Directors of Anchorage Telephone Utility, Anchorage, Alaska. From December 1990 to May 1994, Mr. Morrison was General Manager and Chief Executive Officer of Anchorage Telephone Utility. Mr. Morrison retired as President and Chief Executive Officer of the Company as of April 8, 1998 and will retire as an employee of the Company on April 30, 1998 after which he will become a consultant to the Company for a one year term.

                  John B. Ryan. Mr. Ryan has been a financial consultant since 1988. From 1984 through 1987 he was a Senior Vice President and member of the Executive Committee of Josephthal & Co., Inc., a member of the New York Stock Exchange. From 1967 to 1984, he was a General Partner, Director of Compliance and a member of the Executive Committee of Herzfeld & Stern, a member of the New York Stock Exchange. He is a member of the Arbitration Panel of the New York Stock Exchange, the National Association of Securities Dealers and the American Arbitration Association.

                  Finn Schkolnik. Mr. Schkolnik has been an Executive Vice President of Tele Danmark A/S since 1996. From 1994 to 1996, he was with the Management Board of Copenhagen Telephone Company. From 1992 to 1996, Mr. Schkolnik was Copenhagen Telephone Company's Chief Financial Officer. He is currently a director of Belgacom S.A. and Polkomtel SA. Mr. Schkolnik was elected as a director of the Company by the Board of Directors in October 1997. See "- Certain Relationships and Related Party Transactions - The Tele Danmark Agreements."

                  James H. Season. Mr. Season has been the Chief Financial Officer of Hungarian Broadcasting Corp. since July 1996. He had been a managing director with RHL Management Group, Inc., based in Greenwich, Connecticut, from 1990 through 1996, where he was involved in financial consulting, crisis management, investment banking,  and  merger  and  acquisition  work.  From 1986 to 1990,  Mr.
         Season was a Group Vice President, Chief Investment Officer, of Golodetz Trading Corporation, an international trading firm based in New York City. From 1982 to 1986, Mr. Season was a Managing Director-Investment Banking, for Chase Manhattan Bank, N.A.

                  William E. Starkey. Mr. Starkey is currently a consultant. He was with GTE Corporation from 1964 to 1993, when he retired as a Senior Executive. While at GTE, he held various posts involving operations, marketing and customer service, regulatory, human resources, information systems, management and planning. He was the Chairman of the Tampa Chamber of Commerce in 1990 and the Chairman of Enterprise Corporation from 1994 to 1996 (a private non-profit organization, with over 60 employees providing management, technical and financial assistance to small- and medium-sized companies).

                  Leonard Tow. Mr. Tow has been the Chairman and Chief Executive Officer of Citizens Utilities Company since 1990, where he served as Chief Financial Officer from 1991 to 1997. He has been Chief Executive Officer and a Director of Century Communications Corp., a cable television company, since its organization in 1973, and has served as Chairman of the Board since 1989 and was Chief Financial Officer from 1973 to 1996. He is Chairman of the Board of Electric Lightwave, Inc. and a Director of the United States Telephone Association. Mr. Tow was elected as a director of the Company by the Board of Directors in August 1997. See "- Certain Relationships and Related Party Transactions - The Citizens Agreements."

         Executive Officers Who Are Not Directors

                  Francis J. Busacca, Jr.  Mr.  Busacca,  age 56,  was appointed to the position of Executive Vice President and Chief Financial Officer effective March 2, 1998. In April 1998, Mr. Busacca was appointed as the interim President and Chief Executive Officer of the Company, in addition to his role as Chief Financial Officer. Mr.
         Busacca, a CPA, was previously the Executive Vice President and Chief Financial Officer of Monor Telefon Tarsasag, a Hungarian local telephone operator, from 1995 to 1997. Mr. Busacca was with IBM from 1966 to 1995 where he held various financial, management and strategic positions.

                  Andrew E.  Nicholson.  Mr.  Nicholson,  age 47, was  appointed to the position of  Controller  of the Company  in  December  1995.  In
         July 1996, Mr. Nicholson was appointed to the position of Senior Vice President - Finance. In March 1998, Mr. Nicholson was appointed Sr. Vice President - Business Development. Mr. Nicholson, a chartered accountant, is responsible for acquisitions and special projects. From June 1995 to December 1995, Mr. Nicholson was a
         part-time consultant to the Company. From March 1995 to November 1995, Mr. Nicholson served as General Manager of the Budapest office of Postern Executive Group Ltd., a restructuring and turn-around management firm. From August 1993 to March 1995, he served as Managing Director of Vaci Kotottarugyar Rt., a Hungarian textile company, where he was responsible for financial and operational restructuring. From March 1990 to March 1995, Mr. Nicholson was a self-employed consultant, specializing in turn-around management and privatization.

                  Peter T. Noone. Mr. Noone, age 35, was appointed General Counsel and Secretary of the Company in November 1996. For six years prior to such appointment Mr. Noone practiced law with two law firms in New York City and Washington, D.C.

         Standard Remuneration of Directors and Other Arrangements

                  For meetings of the Board of Directors or committees of the Board of Directors held prior to July 1996, the Company did not pay its directors any fees for attendance at such meetings but did reimburse the directors for out-of-pocket expenses incurred in connection with attendance at such meetings. Effective July 1996, the Board adopted a compensation plan pursuant to which directors who are not officers or employees of the Company or any of its 10% shareholders are to be paid, in addition to the reimbursement of out-of-pocket expenses, fees of $1,200 for attendance at meetings in the United States, $2,000 for attendance at meetings in Hungary and $800 for meetings held via telephonic conference call. For committee meetings, the directors are paid $500 ($900 for the Chairman) for attendance at meetings and $300 ($500 for the Chairman) for meetings held via telephonic conference call.

                  From September 1997 through December 1997, Mr. Season provided consulting services to the Company on a month-to-month basis for which he was paid $1,000 per month.

         Director Stock Option Plan

                  In January 1997, the Board adopted the Hungarian Telephone and Cable Corp. Non-Employee Director Stock Option Plan (the "Director Stock Option Plan") for the Company's directors who are not officers or employees of the Company or any of its 10% shareholders. Presently, Messrs. Finley, Ryan, Season and Starkey are eligible for participation in the Director Stock Option Plan.

                  The Director  Stock  Option Plan has 250,000  shares of Common
         Stock available for issuance pursuant to options to the eligible directors. The Compensation-Stock Option Committee administers the Director Stock Option Plan. The options will have ten-year terms and may not be transferred other than by will or the laws of descent and distribution.

                  Under the Director Stock Option Plan, the Company granted options to purchase 5,000 shares of Common Stock to Messrs. Finley, Ryan, Season, Starkey and a former director on May 16, 1997 with an exercise price per share equal to the fair market value of a share of Common Stock on the date of such grant. The options were exercisable on the date of such grant as compensation for the directors' service from 1996 to 1997.

                  Beginning with the 1997 Annual Meeting of Stockholders, as of the date each year that any non-employee director is elected or re-elected to serve as a director by the stockholders of the Company at the Annual Meeting of Stockholders of the Company, each non-employee director is automatically granted an option to purchase 5,000 shares of Common Stock with an exercise price per share equal to the fair market value of a share of Common Stock on the date of such grant. Each automatic grant of any such options vests in the optionee, and thus become exercisable, at the earlier of (x) the date of the next Annual Meeting of Stockholders of the Company, or (y) one year from the date of such annual grant. On May 16, 1997, the Company granted each of Messrs. Finley, Ryan, Season and Starkey options to purchase 5,000 shares of Common Stock, which options vest on May 16, 1998.

         Executive Compensation

                  The following table sets forth certain information, for each of the Company's last three fiscal years, with respect to compensation awarded to, earned by or paid to the Company's former Chief Executive Officer and each of the current or former executive officers of the Company whose total annual salary and bonus exceeded $100,000 during the fiscal year ended December 31, 1997 (collectively, the "Named Executives").


                                            SUMMARY COMPENSATION TABLE
                                       ---------------------------- -------- --------------------------------
                                                 Annual Compensation               Long-Term Compensation
                                       -------------- ---------- ------------- ------------------------------

                                                                                          Awards
                                       -------------- ---------- ------------- ------------------------------
                                       -------------- ---------- ------------- ------------- ----------------
                                                                    Other
                                                                    Annual        Restricted   Securities
                                                                    Compen-       Stock        Underlying
     Name and Principal        Year       Salary      Bonus         sation        Award(s)     Options
          Position                        ($)(1)      ($)(2)        ($)(3)        ($)(4)       (#)
 ---------------------------- -------- -------------- ---------- ------------- ------------- ----------------
 ---------------------------- -------- -------------- ---------- ------------- ------------- ----------------
 Richard P. Halka             1997           142,917         --       202,516        50,000               --
 Controller (until January    1996           126,580         --        39,000            --               --
 5, 1998)                     1995             2,150         --            --            --               --

 ---------------------------- -------- -------------- ---------- ------------- ------------- ----------------
 James G. Morrison            1997           168,438         --       321,227            --           30,000
 President and Chief          1996           140,978     63,125        41,000            --               --
 Executive Officer (until     1995            29,355         --         9,000       512,500               --
 April 8, 1998)
 ---------------------------- -------- -------------- ---------- ------------- ------------- ----------------
 Andrew E. Nicholson          1997           148,021         --       196,350            --           20,000
 Senior Vice President,       1996           131,000     18,938        41,000            --               --
 Business Development         1995            15,625         --         4,500       358,750               --
 (Executive Officer since
 August 1996)
 ---------------------------- -------- -------------- ---------- ------------- ------------- ----------------
 Peter  T. Noone              1997           118,479     25,000            --            --           15,000
 General Counsel and          1996            19,583         --            --            --               --
 Secretary (since November    1995                --         --            --            --               --
 1, 1996)
 ---------------------------- -------- -------------- ---------- ------------- ------------- ----------------
 James L. Stout               1997           113,750         --       153,917            --               --
 Chief Operating Officer      1996            81,666     10,000        24,000            --               --
 (until February 27, 1998)    1995             7,905         --        21,000            --               --

 ---------------------------- -------- -------------- ---------- ------------- ------------- ----------------
 Daniel R. Vaughn             1997           144,500         --       105,417            --           20,000
 Chief Operating Officer      1996           125,069     18,938        39,000            --               --
 (until June 15, 1997)        1995             9,167         --         3,000       183,750               --

 ---------------------------- -------- -------------- ---------- ------------- ------------- ----------------

         (1) Consists of salaries paid pursuant to employment agreements. See "Employment Agreements." (2) Includes bonus awards in 1996 of 5,000, 1,500 and 1,500 shares of Common Stock issued to Messrs. Morrison, Nicholson and Vaughn, respectively, pursuant to their employment agreements. The valuation is based on the fair market value of the stock price on the date of award. See "- Employment Agreements." (3) The 1995 and 1996 amounts consist of housing and vacation allowances pursuant to employment agreements. The 1997 amounts include housing and vacation allowances of $46,000, $36,000, $36,000, $41,000 and $23,000 for Messrs. Halka, Morrison, Nicholson, Stout and Vaughn, respectively, and the reimbursement by the Company in 1997 of the Hungarian income taxes for 1996 and nine months of 1997 in the amount of $156,516, $285,227, $160,350, $112,917 and $82,417 paid by Messrs. Halka,
         Morrison, Nicholson, Stout and Vaughn, respectively. See "- Employment Agreements."

         (4) Includes 5,000 shares of restricted stock awarded to Mr. Halka on February 21, 1997 which shares vested and were transferred to Mr. Halka on October 10, 1997. Includes 50,000 shares of restricted stock awarded to Mr. Morrison in 1995 pursuant to his employment agreement. Of such 50,000 restricted shares, 12,500 shares vested and were transferred to Mr. Morrison on each October 10th of 1996 and 1997, and 12,500 shares were to be vested and transferred to Mr. Morrison on each October 10th of 1998 and 1999. The aggregate value of Mr. Morrison's 25,000 restricted shares as of December 31, 1997 was $239,063. As part of Mr. Morrison's retirement arrangements, the unvested 25,000 shares will be cancelled upon the execution of Mr. Morrison's termination agreements. Includes 35,000 shares of restricted stock awarded to Mr. Nicholson in 1995 pursuant to his employment agreement. Of such 35,000 restricted shares, 8,750 shares vested and were transferred to Mr. Nicholson on each October 10th of 1996 and 1997 and 8,750 shares are to be vested and transferred to Mr. Nicholson on each October 10th of 1998 and 1999. The aggregate value of Mr. Nicholson's 17,500 restricted shares as of December 31, 1997 was $167,344. Includes 17,500 shares of restricted stock awarded to Mr. Vaughn in 1995 pursuant to his employment agreement. Of such 17,500 restricted shares, 8,750 shares vested and were transferred to Mr. Vaughn on each October 10th of 1996 and 1997. The restricted shares are eligible for dividends if the Company were to declare any dividends.
         See "- Employment Agreements."

                  The following table sets forth certain information with respect to options granted to the Named Executives during the fiscal year ended December 31, 1997.


                        OPTION GRANTS IN LAST FISCAL YEAR
                                                                                Potential Realizable Value at
                                                                                Assumed Annual Rates of Stock
                             Individual Grants                                  Price Appreciation for Option Term
                     Number of      Percent of Total  Exercise
                      Securities    Options Granted   Price on   Market Price
                     Underlying     to Employees in   Date of     on Date of     Expiration
       Name        Options Granted     Fiscal Year      Grant        Grant         Date      0%($)      5%($)    10%($)
-----------------  ---------------  -----------------  -------      -------       -------    ---------  --------  --------

James G. Morrison       30,000               35.0%    $8.75       $10.13         3/31/02      41,250    125,100   226,800

Andrew E. Nicholson     20,000               23.5%    $8.75       $10.13         3/31/02      27,500     83,400   151,200

Peter T. Noone          15,000               18.0%   $11.69       $11.69         10/30/02         --     48,450   107,100

Daniel R. Vaughn        20,000               23.5%    $8.75       $10.13         3/31/02      27,500     83,400   151,200

                  The following table summarizes the exercise of stock options during fiscal 1997 by the Named Executives and provides information as to the unexercised stock options held by them at the end of the fiscal year.


                                  AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                                     AND FISCAL YEAR END OPTION VALUES

                                                          Number of Securities      Value of Unexercised
                                                         Underlying Unexercised     In-the-Money Options
                    Shares Acquired                    Options at Fiscal Year End    at Fiscal Year End
        Name          on Exercise    Value Realized     Exercisable/Unexercisable   Exercisable/Unexercisable(1)

  James G. Morrison          --               --                30,000/--                  $24,375/--

  Andrew E. Nicholson        --               --                20,000/--                  $16,250/--

  Peter T. Noone             --               --                15,000/--                       --/--

  Daniel R. Vaughn           --               --                20,000/--                  $16,250/--
  ---------------------

         (1) Calculated by multiplying the number of shares underlying the options by the difference between the exercise prices of such in-the-money unexercised options and the last reported sale price for the Common Stock reported by the American Stock Exchange on December 31, 1997. See "- Employment Agreements."

         Employment Agreements

                  Richard P. Halka - In January 1997, the Company entered into an amended and restated employment agreement with Richard P. Halka, the Company's former Controller and Treasurer, which was effective as of July 26, 1996, the date Mr. Halka was appointed as Controller. Mr. Halka's employment agreement provided for a four-year term with an annual salary of $140,000, which was increased to $147,000 in 1997. Mr. Halka's employment agreement also provided for a $3,000 per month housing allowance and the reimbursement of any Hungarian income taxes payable by Mr. Halka. The Company awarded Mr. Halka 5,000 restricted shares which vested and were delivered to Mr. Halka in October 1997. Mr. Halka's employment with the Company terminated in January 1998.

                  James G. Morrison - In October 1996, the Company entered into an amended and restated employment agreement with James G. Morrison, the Company's former President and Chief Executive Officer, which was effective as of July 26, 1996, the date Mr. Morrison was promoted to President and Chief Executive Officer. Mr. Morrison's employment agreement provided for a four-year term with an annual salary of $165,000, which was increased to $173,250 in 1997. Mr. Morrison's employment agreement also provided for a $3,000 per month housing allowance and the reimbursement of any Hungarian income taxes payable by Mr. Morrison. Pursuant to Mr. Morrison's employment agreement, the Company granted Mr. Morrison 50,000 restricted shares of Common Stock. 12,500 of such restricted shares vested and were released to Mr. Morrison on each October 10th of 1996 and 1997. In addition, the
         Company awarded Mr. Morrison 5,000 shares of Common Stock as consideration for, among other things, his agreement to amend his prior employment agreement and to waive rights to certain benefits under such prior employment agreement. The employment agreement also provided for the annual award of five-year options to purchase a target of 30,000 shares of Common Stock based on certain objectives to be set by the Compensation - Stock Option Committee of the Board of Directors. In March 1997, the Company granted Mr. Morrison options to purchase 30,000 shares of Common Stock at an exercise price of $8.75 per share for his services in 1996. In March 1998, the Company awarded Mr. Morrison options to purchase 52,500 shares of Common Stock at an exercise price of $8.00 per share, a cash bonus of $37,500 and 6,250 shares of Common Stock for his services in 1997. Mr. Morrison retired as President and Chief Executive Officer on April 8, 1998 and will retire as an employee of the Company on April 30, 1998. As a result, Mr. Morrison will forfeit his 25,000 restricted shares. As part of Mr. Morrison's retirement arrangements, the Company will retain the services of Mr. Morrison as a consultant for a one-year term at a fee of $173,250.

                  Andrew E. Nicholson - In October 1996, the Company entered into an amended and restated employment agreement with Andrew E. Nicholson, the Company's former Senior Vice President - Finance (and currently Senior Vice President - Business Development), which was effective as of July 26, 1996, the date Mr. Nicholson was promoted to Senior Vice President - Finance. Mr. Nicholson's employment agreement provided for a four-year term with an annual salary of $145,000, which was increased to $152,500 in 1997. Mr. Nicholson's employment agreement also provided for a $3,000 per month housing allowance and the reimbursement of any Hungarian income taxes payable by Mr. Nicholson. Pursuant to Mr. Nicholson's employment agreement, the Company granted Mr. Nicholson 35,000 restricted shares of Common Stock. 8,750 of such restricted shares vested and were released to Mr. Nicholson on each October 10th of 1996 and 1997. In addition, the Company awarded Mr. Nicholson 1,500 shares of Common Stock as consideration for, among other things, his agreement to amend his prior employment agreement and to waive rights to certain benefits under such prior employment agreement. The employment agreement also provided for the annual award of five-year options to purchase a target of 20,000 shares of Common Stock based on certain objectives to be set by the Compensation - Stock Option Committee of the Board of Directors. In March 1997, the Company granted Mr. Nicholson options to purchase 20,000 shares of Common Stock at an exercise price of $8.75 per share for his services in 1996. In March 1998, the Company awarded Mr. Nicholson options to purchase 35,000 shares of Common Stock at an exercise price of $8.00 per share and 4,375 shares of Common Stock for his services in 1997.

                  Peter T. Noone - Mr. Noone's employment agreement provides for a three-year term with a current annual salary of $123,375. The agreement also provides for a potential cash bonus equal to 20% of Mr. Noone's base salary and an annual award of five-year options to purchase a target of 15,000 shares of Common Stock. The Company granted Mr. Noone options to purchase 15,000 shares of Common Stock at an exercise price of $11.69 per share and options to purchase 2,500 shares of Common Stock at an exercise price of $8.00 per share for his services from 1996 to 1997.

                  James L. Stout -  Mr. Stout  was  employed as Chief  Operating
         Officer through February 1998 pursuant to an employment agreement which provided for an annual salary of $125,000. Mr. Stout's employment agreement  also  provided  for  a  $3,000 per month  housing allowance and the reimbursement of any Hungarian income taxes payable by Mr. Stout. The Company provided Mr. Stout with a
         $62,500  payment  upon  the  termination of  his employment in February
         1998.

                  Daniel R. Vaughn - In October 1996, the Company entered into an amended and restated employment agreement with Daniel R. Vaughn, the Company's former Chief Operating Officer, which was effective as of July 26, 1996, the date Mr. Vaughn was promoted to Chief Operating Officer. Mr. Vaughn's employment agreement provided for a four-year term with an annual salary of $145,000. Mr. Vaughn's employment agreement also provided for a $3,000 per month housing allowance and the reimbursement of any Hungarian income taxes payable by Mr. Vaughn. Pursuant to Mr. Vaughn's employment agreement, the Company granted Mr. Vaughn 17,500 restricted shares of Common Stock. 8,750 of such restricted shares vested and were released to Mr. Vaughn on each October 10th of 1996 and 1997. In addition, the Company awarded Mr. Vaughn 1,500 shares of Common Stock as consideration for, among other things, his agreement to amend his prior employment agreement and to waive rights to certain benefits under such prior employment agreement. The employment agreement also provided for the annual award of five-year options to purchase a target of 20,000 shares of Common Stock based on certain objectives to be set by the Compensation - Stock Option Committee of the Board of Directors. In March 1997, the Company granted Mr. Vaughn options to purchase 20,000 shares of Common Stock at an exercise price of $8.75 per share for his services in 1996. Mr. Vaughn's employment with the Company terminated in December 1997.

                  The employment agreements for Messrs. Halka, Morrison, Nicholson, Noone and Vaughn provide, or provided that, if employment is terminated by the Company other than for cause, or if the employee suffers a demotion other than for cause or if there is a change in control of the Company, the employee has the right to terminate the agreement. In the event of any such termination, the employee will be entitled to receive (i) nine months' salary and allowances, (ii) all restricted shares, whether vested or unvested as of the date of termination, (iii) payment of any accrued entitlement to salary, expenses and allowances, and (iv) a pro-rata share of stock options, if any, to be awarded under the agreement.

         Committees and Meetings of the Board of Directors

                  During the Company's fiscal year ended December 31, 1997, the Board of Directors held nine meetings. Each of the incumbent directors except for Messrs. Schkolnik and Tow attended at least 75% of the meetings of the Board of Directors that were held during the 1997 fiscal year while he was serving as a director. Each of the incumbent directors attended at least 75% of the meetings of each committee on which he served that were held during the 1997 fiscal year while he was serving as a member of such committee.

                  The Company has standing Audit and Compensation-Stock Option Committees. The full Board of Directors acts as a nominating committee for the annual selection of its nominees for election as directors. While the Board of Directors will consider nominees recommended by stockholders, it has not actively solicited such nominations. Such nominations, together with appropriate biographical information, should be submitted to the Secretary of the Company at least 60 days prior to the annual meeting.

                  From August 27, 1996 to June 16, 1997, the Audit Committee consisted of David A. Finley, Warren B. French, Jr. and William E. Starkey. Following the resignation of Mr. French from the Board on June 16, 1997, the Audit Committee had one vacancy. Upon Mr. Finley's appointment as Chairman of the Board on January 29, 1998, he took a leave of absence from the Audit Committee. On April 8, 1998, the Board of Directors reconstituted the Audit Committee, which now consists of Daryl A. Ferguson, John B. Ryan and James H. Season. This committee has the duties of recommending to the Board of Directors the appointment of independent auditors, reviewing their charges for services, reviewing the scope and results of the audits performed, reviewing the adequacy and operation of the Company's internal auditing, and performing such other duties or functions with respect to the Company's accounting, financial and operating controls as deemed appropriate by it or the Board of Directors. During the fiscal year ended December 31, 1997 the Audit Committee held one meeting.

                  From August 27, 1996 through June 16, 1997, the Compensation Stock Option Committee consisted of Warren B. French, Jr., Ronald E. Spears and William E. Starkey. Following the resignation of Mr. French from the Board on June 16, 1997, the Compensation - Stock Option Committee had one vacancy. Mr. Spears resigned from the Board of Directors on March 26, 1998 which created two vacancies on the Compensation Stock Option Committee. On April 8, 1998, the Board of Directors reconstituted the Compensation - Stock Option Committee, which now consists of Ole Bertram, John B. Ryan and William E. Starkey. The function of this committee is to administer the 1992 Incentive Stock Option Plan, as amended, and the Director Stock Option Plan, and advise the Board regarding the compensation of officers. The
         Compensation-Stock Option Committee held four meetings during the fiscal year ended December 31, 1997.

         Compensation Committee Interlocks and Insider Participation

                  From August 27, 1996 through June 16, 1997, the Compensation -
         Stock Option Committee consisted of Warren B. French, Jr., Ronald E. Spears and William E. Starkey. Following the resignation of Mr. French from the Board on June 16, 1997, the Compensation - Stock
         Option Committee had one vacancy. Mr. Spears resigned from the Board of Directors on March 26, 1998 which created two vacancies on the Compensation - Stock Option Committee. On April 8, 1998, the Board of Directors reconstituted the Compensation - Stock Option Committee which now consists of Ole Bertram, John B. Ryan and William E. Starkey. No current or former members of the committee during such period were officers of the Company. Mr. Bertram is an officer of Tele Danmark A/S. Mr. Spears was an officer of Citizens. See "Certain Relationships and Related Party Transactions - The Tele Danmark Agreements" and "- The Citizens Agreements."

         Certain Relationships and Related Party Transactions

                  The Tele Danmark Agreements

                  On July 1, 1997, Tele Danmark A/S ("TD") transferred to the Company its 20% interest in the outstanding capital stock of each of Kelet-Nograd Com Rt. ("KNC") and Raba Com Rt. ("Raba-Com"), both Hungarian subsidiaries of the Company, in exchange for 420,908 shares of Common Stock. The agreement provided for, among other things, (x) the Company to nominate a representative of TD for election to the Company's, KNC's and Raba-Com's Board of Directors as long as TD owns at least 300,000 shares of the Company's outstanding Common Stock, (y) certain preemptive rights of TD, upon issuance by the Company of shares of its Common Stock, to maintain its then current percentage ownership in the Company's outstanding Common Stock as long as TD continues to own at least 300,000 shares of the Company's outstanding Common Stock, and (z) the obligation of the Company to purchase, and the obligation of TD to sell, the shares of capital stock of KNC and Raba-Com then held by the Danish Investment Fund for Central and Eastern Europe (the "Fund") if TD acquired such shares within twelve (12) months. As a result of such agreement, the Board of Directors elected Ole Bertram, an officer of TD, to its Board in August 1997 and the Board of Directors is nominating Mr. Bertram for election for the 1998 to 1999 term.

                  On September 30, 1997, TD transferred to the Company its 4.8% interest in the outstanding capital stock of each of KNC and Raba-Com (acquired by TD from the Fund) in exchange for 101,018 shares of Common Stock. In addition, TD transferred to the Company its interest in an aggregate of $5.5 million in loans owed by KNC and Raba-Com to TD in exchange for 447,232 shares of Common Stock.

                  In addition to Mr. Bertram, the Board of Directors elected Finn Schkolnik, an officer of TD, to the Board of Directors of the Company in October 1997. The Board is also nominating Mr. Schkolnik for election for the 1998 to 1999 term.

                  The Citizens Agreements

                  In May 1995, Citizens purchased 300,000 shares of Common Stock from a former executive of the Company and has since acquired an additional 502,908 shares pursuant to certain agreements entered into with the Company (as amended and restated in certain cases to date, the "Citizens Agreements") and 103,000 shares pursuant to certain open market purchases bringing its ownership of the outstanding Common Stock as of April 27, 1998, to approximately 17.1%. In addition, as a result of the Citizens Agreements, Citizens has received options and a warrant, with per share exercise prices ranging from $12.75 to $18.00 (together, the "Citizens Options"). The Citizens Agreements also provide for one representative of Citizens to be nominated for election to the Company's Board of Directors for as long as Citizens holds at least 300,000 shares of Common Stock and for the number of directors on the Company's Board of Directors to be set at no less than six, without classified or staggered terms. Daryl A. Ferguson and Leonard Tow, both executive officers of Citizens Utilities Company, are directors of the Company and nominees for election to the Board of Directors for the 1998 to 1999 term. The Citizens Agreements also provide Citizens with certain preemptive rights to purchase, upon the issuance of Common Stock in certain circumstances to third parties, shares of Common Stock at $13.00 per share with respect to third party issuances prior to September 12, 1997 and at the same price per share as any such third party would pay per share for issuances to any such third party after September 12, 1997. The Company and Citizens presently have a disagreement regarding certain issues with respect to 2.1 million shares of Common Stock subject to Citizens' preemptive rights to date. The Company is currently in discussions with Citizens in an attempt to resolve these issues.

                  Concurrently with its initial investment in the Company, Citizens entered into an agreement with the Company pursuant to which Citizens was to provide the Company and its subsidiaries with certain administrative, financial, technical, construction, marketing and operational services (the "Management Services Agreement") for a fee. As of December 31, 1997, the Company has accrued, but not paid, $7.2 million pursuant to the Management Services Agreement. The Company and Citizens presently have a disagreement regarding certain issues with respect to the Management Services Agreement. The Company is currently in discussions with Citizens in an attempt to resolve these issues. Until such time as these issues are resolved, the Company currently intends to withhold any payments to Citizens with respect to the Management Services Agreement.

         Indebtedness of Management

                  No director, executive officer or nominee for election as a director of the Company has been indebted to the Company or any of its subsidiaries at any time during the last fiscal year in an amount in excess of $60,000.

         Section 16(a) Beneficial Ownership Reporting Compliance

                  Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers and beneficial owners of over 10% of the Common Stock to file reports of holdings and transactions in the Common Stock. Based upon a review of the Forms 3, 4 and 5 required to be filed by such directors, executive officers and beneficial owners pursuant to Section 16(a) for the Company's fiscal year ended December 31, 1997, the Company has identified the following number of untimely filed reports covering the number of transactions indicated: Tele Danmark A/S failed to timely file a Form 3 with respect to one transaction that brought its ownership to 994,158 shares of Common Stock; CU CapitalCorp. failed to timely file four Forms 4 with respect to at least 59 transactions; and Mr. Schkolnik did not timely file his report of his initial beneficial ownership of securities on Form 3. All such Forms were subsequently filed.

         Compensation Committee Report on Executive Compensation

                   From August 27, 1996  through June 16, 1997, the Compensation
         - Stock Option Committee consisted of Warren B. French, Jr., Ronald E. Spears and William E. Starkey. Following the resignation of Mr. French from the Board on June 16, 1997, the Compensation - Stock Option Committee had one vacancy. Mr. Spears resigned from the Board of Directors on March 26, 1998 which created two vacancies on the Compensation - Stock Option Committee. On April 8, 1998, the Board of Directors reconstituted the Compensation - Stock Option Committee which now consists of Ole Bertram, John B. Ryan and William
         E. Starkey.

                  Executive Officer Compensation Policy

                  General. The Company's compensation policy is designed to motivate, reward and retain the managerial and technical talent needed to achieve the Company's business objectives. This policy provides for incentives to achieve short- and long-term objectives and rewards exceptional performance and accomplishments that contribute to the Company's business. Compensation arrangements for the Company's executive officers have been designed to align such compensation with the achievement of the Company's business objectives and growth strategy. The Company has sought to achieve such alignment through employment contracts providing for fixed-base salaries and stock-based awards, as well as through the grant of stock options.

                  Employment  Contracts.  The Company entered into an employment agreement with each of its executive officers effective with the individual's appointment to an executive position. Employment agreements for all executive officers, including the Chief Executive Officer, have been for terms up to four years, and provide for fixed annual salaries over their terms. Base salaries are initially established through negotiations with the executive officer during the hiring process.

                  With respect to some of the Company's Hungarian-based executive officers, the Company entered into employment agreements which provided for the grant of restricted shares of Common Stock subject to a vesting schedule. The Company granted restricted shares of Common Stock to such executive officers, including James G. Morrison, the Company's former Chief Executive Officer, in order to induce Mr. Morrison and the other executive officers to become and remain an officer of the Company and to align the interests of such executives with those of the shareholders of the Company generally.

                  In addition to the restricted stock grants, the employment agreements for the Hungarian-based executive officers provided for the annual award of options to purchase shares of Common Stock. In March 1998, the Company awarded Mr. Morrison as a bonus for his services in 1997 options to purchase 52,500 shares of Common Stock, $37,500 and 6,250 shares of Common Stock. The Company awarded such bonus to Mr. Morrison as a reward for planning and overseeing the completion of the Company's network modernization and construction program in all of its concession areas. In addition, the Company rewarded Mr. Morrison for the connection of 175,000 telephone access lines by December 31, 1997. These accomplishments have led to an acceleration of revenues from the Company's provisions of telecommunications services.

                  For a  description  of  certain  provisions  of the  Company's
         current  employment   contracts  with  its  executive   officers,   See
         "Employment Agreements."

                  In 1993, Section 162(m) was added to the Internal Revenue Code of 1986, as amended, the effect of which is to eliminate the deductibility of compensation of over $1 million, with certain exceptions, paid to each of certain highly compensated executive officers of publicly held corporations, such as the Company. Section 162(m) applies to all remuneration (both cash and non-cash) that would otherwise be deductible for tax years beginning on or after January 1, 1994, unless expressly excluded. Because the compensation of each of the Company's current executive officers is well below the $1 million threshold, the Company has not yet considered its policy regarding this provision.
                         Ronald E. Spears (former Director and Committee Member) William E. Starkey (Committee Member)

         Stock Performance Graph

                  The line graph below compares the cumulative total stockholder return of the Company's Common Stock to the cumulative total return of
         (i) the American Stock Exchange Market Index and (ii) a telecommunications industry index, for the period commencing January 1, 1993 through December 31, 1997. The Common Stock was first listed for quotation on the Nasdaq Small-Cap Market on December 28, 1992 and was quoted on the Nasdaq National Market from December 8, 1994 through December 19, 1995. On December 20, 1995, the Common Stock began trading on the American Stock Exchange. The graph assumes that $100 was invested on January 1, 1993, with dividends reinvested on the date paid.

                 COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
                      AMONG THE COMPANY, AMEX MARKET INDEX
                      AND TELECOMMUNICATIONS INDUSTRY INDEX










                                   [DIAGRAM]













                                1992          1993          1994           1995           1996            1997
                                ----          ----          ----           ----           ----            ----

    Hungarian Telephone      $100.00        101.72         72.41          73.28          64.66           65.95
    and Cable Corp.

    Telecommunications        100.00        127.15        110.69         144.53         142.63          184.88
    Industry Index

    Amex Market Index         100.00        118.81        104.95         135.28         142.74          171.76



         II. PROPOSAL TO AMEND THE COMPANY'S 1992 INCENTIVE STOCK OPTION PLAN, AS AMENDED, TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AVAILABLE THEREUNDER FROM 750,000 TO 1,000,000

         Background of Proposed Amendment

                  The Stock Option Plan presently provides that the aggregate number of shares of Common Stock subject to options granted thereunder shall not exceed 750,000. Following a review of the options granted to date under the Stock Option Plan and the number of options which the Board of Directors believes should be available for awards in the future, the Board of Directors has determined that the number of shares presently available for awards under the Stock Option Plan is insufficient to achieve the purposes of the Stock Option Plan. Based upon that determination, the Board of Directors has determined that an increase in the number of shares of Common Stock subject to Options under the Stock Option Plan would be in the best interests of the Company and its stockholders. Accordingly, on April 8, 1998, the Board of Directors unanimously determined that the number of shares of Common Stock subject to stock options available for grants under the Stock Option Plan be increased from 750,000 shares to 1,000,000 shares in order to provide incentive for certain key employees, directors and consultants. The Board of Directors also unanimously recommended that the Company's stockholders approve such increase. No other changes to the Stock Option Plan are proposed at this time.

         Description of the Stock Option Plan

                  The following description of the Stock Option Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the Stock Option Plan, which may be obtained by any stockholder of the Company by contacting Hungarian Telephone and Cable Corp., Attn: Peter T. Noone, Secretary, 100 First Stamford Place, Suite 204, Stamford, CT 06902.

                  Purpose. The purpose of the Stock Option Plan is to provide an incentive to employees of the Company (including directors and officers of the Company), to encourage proprietary interest in the Company, to encourage employees to remain in the employ of the Company and to attract to the Company individuals of experience and ability to serve as employees, directors and consultants.

                  Shares Subject to the Stock Option Plan. The maximum number of shares of Common Stock as to which options may be granted under the Stock Option Plan (subject to adjustment as described below) presently is 750,000 shares. Any shares subject to an option which for any reason expires or terminates unexercised may again be the subjected of another option granted under the Stock Option Plan. As of the Record Date, options with respect to 665,000 shares of Common Stock have been granted and are either outstanding or have been exercised under the Stock Option Plan.

                  Administration. The Stock Option Plan presently is administered by the Compensation - Stock Option Committee (the "Committee") appointed by the Board of Directors. The Committee shall from time to time, at its discretion, make determinations with respect to individuals who shall be granted options (Incentive Stock Options or Non-Qualified Stock Options, which may be referred to collectively as "Options"), the number of shares subject to Options and the designations of such Options as Incentive Stock Options (an option described in Section 422(b) of the Internal Revenue Code of 1986, as amended, and also known as a "Qualified Option") or Non-Statutory Stock Options (an option not described in Section 422(b) or 423(b) of the Internal Revenue Code of 1986, as amended, and also known as a "Non-Qualified Option"). Notwithstanding such designations, to the extent that the aggregate fair market value of the shares with respect to which Options designated as Incentive Stock Options are exercisable for the first time by any optionee during any calendar year exceeds $100,000, such Options shall be treated as Non-Qualified Options. The Committee determines vesting requirements and other conditions of such awards, interprets the Stock Option Plan, and makes all other decisions relating to the operation of the Stock Option Plan.

                  Eligibility. All key employees (including directors who are employees), or directors who are not employees, and consultants (who are neither employees nor directors) (individually, an "Optionee", and together, the "Optionees") of the Company or any of its subsidiaries who perform services of special importance to the management, operation and development of the business of the Company as the Committee may select presently are eligible to receive Options under the Stock Option Plan. As of the April 27, 1998, there were approximately 25 persons eligible to participate in the Stock Option Plan as directors, employees or consultants.

                  Option Contracts. Each grant of an Option is evidenced by a written contract between the Company and the Optionee receiving the grant, containing terms and conditions not inconsistent with the Stock Option Plan. Each Optionee shall agree to remain in the employ of, and to render to, the Company his or her services for a period of one (1) year from the date of the granting of any Option, but such agreement shall not impose upon the Company any obligation to retain the Optionee for any period of time.

                  Terms and Conditions of Options. Options may be granted for terms determined by the Committee; provided, however, that no Option shall be exercisable after the expiration of 10 years from the date of grant; and provided further that the exercise period for an Incentive Stock Option may not exceed 5 years if the option holder owns (or is deemed to own) stock possessing more than 10% of the voting power of the Company. In the case of an Incentive Stock Option, the per share exercise price shall be no less than 100% of the fair market value per share on the date of grant, except that, if granted to an employee who, at the time of the grant of such Incentive Stock Option, owns (or is deemed to own) stock representing more than 10% of the voting power of all classes of stock of the Company or any parent or subsidiary, the per share exercise price shall be no less than 110% of the fair market value per share on the date of grant. In the case of a Non-Qualified Option, the per share exercise price may be less than, equal to, or greater than the fair market value per share on the date of grant, as determined by the Committee.

                  The consideration to be paid for shares to be issued upon exercise of an Option shall be United States dollars; provided, however, that, with the consent of the Committee, the purchase price may be paid by the surrender of shares of Common Stock in good form for transfer owned by the person exercising the Option and having a fair market value on the date of exercise equal to the purchase price or in any combination of cash and shares, so long as the total of the cash so paid and the fair market value of the shares surrendered equals the purchase price. No shares shall be issued pursuant to the exercise of an option until full payment therefor has been made.

                  Options may not be transferred other than by will or by the laws of descent and distribution, and may be exercised during the Optionee's lifetime only by him or his legal representatives. With respect to an Option granted to an employee, if the employment of such employee is terminated for any reason other than death or a permanent and total disability, the Option may be exercised, to the extent exercisable by the holder at the time of termination of employment, within three months thereafter (twelve months if termination was due to disability or, in the case of Non-Qualified Options, if termination was due to retirement). In the case of death of the Optionee while employed (or within three months after termination of employment), his executor or administrator of his estate may exercise the Option, to the extent exercisable on the date of death.

                  Adjustment  in  Event  of  Capital  Changes.  Subject  to  any
         required action by the Company's stockholders, the number of shares covered by the Stock Option Plan, the number of shares covered by each outstanding Option, and the exercise price thereof shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or consolidation of the Common Stock, stock split, or the payment of a stock dividend.

                  Subject to any required action by the Company's stockholders, if the Company shall be the surviving corporation in any merger or consolidation, each outstanding Option shall pertain and apply to the securities to which a holder of the number of shares subject to the Option would have been entitled. A dissolution or liquidation of the Company or a merger or consolidation in which the Company is not the surviving corporation shall cause each outstanding Option to terminate, unless the agreement of merger or consolidation shall otherwise provide; provided that, each Optionee shall in such event, if a period of one year from the date of the grant of the Option shall have elapsed, have the right immediately prior to such dissolution or liquidation, or merger or consolidation in which the Company is not the surviving corporation, to exercise the Option in whole or in part, subject to limitations on exercise under the Stock Option Plan.

                  In the event of a change in the Common Stock as presently constituted, which is limited to a change of all of its authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be the Common Stock within the meaning of the Stock Option Plan.

                  To the event that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive.

                  Duration and Amendments of the Stock Option Plan.  Options may
         be granted pursuant to the Stock Option Plan until the termination of the Stock Option Plan on April 30, 2002. The Board of Directors may at any time, subject to applicable law, suspend, terminate or amend the Stock Option Plan in any respect; provided, however, that, without the approval of the Company's stockholders, no amendment may be made which would (a) increase the number of shares available for the grant of Options (except the anti-dilution adjustments described above), (b) materially increase benefits accruing to participants under the Stock Option Plan or (c) change the eligibility requirements for participating in the Stock Option Plan.

                  Federal Income Tax Treatment. The following is a general summary of the federal income tax consequences under current tax law of Incentive Stock Options and Non-Qualified Options. It does not purport to cover all of the special rules, including the exercise of an option with previously acquired shares, or the state or local income or other tax consequences inherent in the ownership and exercise of stock options and the ownership and disposition of the underlying shares.

                  An Optionee will not recognize taxable income for federal income tax purposes upon the grant of an Incentive Stock Option or a Non-Qualified Option and the Company obtains no deduction from the grant of such Options.

                  In the case of an Incentive Stock Option, no taxable income is recognized upon exercise of the Incentive Stock Option and the Company will not be entitled to a tax deduction by reason of such exercise; provided that, the holder is still employed by the Company (or terminated employment no longer than three months before the exercise date). Additional exceptions to this exercise timing requirement apply upon the death or disability of the Optionee. If the Optionee disposes of the shares acquired pursuant to the exercise of an Incentive Stock Option more than two years after the date of grant and more than one year after the exercise, the Optionee will recognize long-term capital gain or loss in the amount of the difference between the amount realized on the sale and the exercise price for such shares and the Company will not be entitled to a deduction. Generally, upon a sale or disposition of the shares prior to the foregoing holding requirements (referred to as a "disqualifying disposition"), the Optionee will recognize ordinary compensation income, and the Company will receive a corresponding deduction, equal to the lesser of (i) the excess of the fair market value of the shares on the date of transfer to the Optionee over the exercise price, or (ii) the excess of the amount realized on the disposition over the exercise price.

                  Upon the exercise of a Non-Qualified Option, the amount by which the fair market value of the shares on the date of exercise exceeds the exercise price will be taxed to the Optionee as ordinary compensation income. The Company will generally be entitled to a deduction in the same amount provided that it satisfies certain requirements relating to the terms of the Option and makes all required wage withholdings on the compensation element attributable to the exercise. In general, the Optionee's tax basis in the shares acquired by exercising a Non-Qualified Option is equal to the fair market value of such shares on the date of exercise. Upon a subsequent sale of any such shares in a taxable transaction, the Optionee will realize capital gain or loss in an amount equal to the difference between his or her basis in the shares and the sale price.

                  In addition to the federal income tax consequences described above, an Optionee may be subject to the alternative minimum tax, which is payable to the extent it exceeds the Optionee's regular tax. For this purpose, upon the exercise of an Incentive Stock Option, the excess of the fair market value of the shares over the exercise price therefor is an adjustment which increases alternative minimum taxable income. In addition, the Optionee's basis in such shares is increased by such amount for purposes of computing the gain or loss on the disposition of the shares for alternative minimum purposes. If an Optionee is required to pay an alternative minimum tax, the amount of such tax which is attributable to deferral preferences (including the incentive stock option adjustment) is allowed as a credit against the Optionee's regular tax liability in subsequent years. To the extent the credit is not used, it is carried forward.

              To the extent required by applicable federal, state, local or foreign law, the recipient of any payment or distribution under the Stock Option Plan will make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise by reason of such payment or distribution. The Company will not be required to make such payment or distribution until such obligations are satisfied.

         Outstanding Stock Option Awards

                  The benefits to be awarded to and received by the employees, directors and consultants of the Company under the Stock Option Plan, as proposed to be amended, in the future are not presently determinable. There would have been no additional benefits received by the employees, directors and consultants of the Company for the last completed fiscal year if the Stock Option Plan, as proposed to be amended, had been in effect. All shares currently subject to Options, as well as any additional shares that may become subject to future Options (including the proposed increase in shares subject to stockholder approval), under the Stock Option Plan are comprised of authorized but unissued shares of Common Stock. Accordingly, the exercise of any such Options and the issuance of shares pursuant thereto will have the effect of diluting the interests of existing stockholders to the extent of such issuance.

                  The table below sets forth the number of shares subject to current Options granted under the Stock Option Plan as of April 27, 1998 to: (i) the Named Executives; (ii) each nominee for election as a director; (iii) all current executive officers as a group; (iv) all current directors who are not executive officers as a group; (v) all employees and consultants who are not executive officers, as a group; and (vi) each person who received 5% of such options.



                                                                        Number of Shares
    Name                       Title                                    Subject to Options
    Frank R. Cohen             Former Director, Secretary, Treasurer        36,000(1)
                               and Chief Financial Officer

    Robert Genova              Former Chairman of the Board, President      96,500(2)
                               and Chief Executive Officer

    Peter E. Klenner           Former Director and Former                   97,500(3)
                               President, Chief Executive Officer
                               and Chief Financial Officer

    James G. Morrison          Director, Former President and Chief         82,500
                               Executive Officer

    Andrew E. Nicholson        Senior Vice President - Business
                               Development                                  55,000

    Peter T. Noone             General Counsel                              17,500

    Donald K. Roberton         Former Vice Chairman and Director           200,000

    John B. Ryan               Director                                     15,000(4)

    James H. Season            Director                                      5,000

    Daniel R. Vaughn           Former Chief Operating Officer               20,000

    Current executive                                                      102,500
      officers as a group
      (3 persons)

    Current directors who                                                  102,500
      are not executive
      officers as a group
      (9 persons)

    Employees and consultants                                               82,500
      who are not executive
      officers, as a group
      (1 person)

         (1)In 1997, Mr. Cohen exercised options to purchase 5,000 shares of Common Stock.
         (2)In 1997, Mr. Genova exercised options to purchase 50,000 shares of Common Stock.
         (3)In 1995, Mr. Klenner exercised all of his options.
         (4)In 1997, Mr. Ryan exercised options to purchase 5,000 shares of Common Stock.

         On April 27, 1998, the closing price for the Common Stock as reported by the American Stock Exchange was $7-7/8.

         Certain Interests of Directors

                  In considering the recommendation of the Board of Directors with respect to the increase in the number of shares available under the Stock Option Plan, stockholders should be aware that the members of the Board of Directors have certain interests which may present them with conflicts of interest in connection with such proposal. As discussed above, all current directors of the Company are eligible to participate in the Stock Option Plan.

                  The Board of Directors recognizes that approval of the proposal to increase the number of shares available under the Stock Option Plan may benefit such individual directors of the Company and their successors, but it believes that approval of the additional shares available under the Stock Option Plan will strengthen the Company's ability to continue to attract, motivate and retain certain qualified employees, directors and consultants. Furthermore, the Board of Directors believes that such approval will advance the interests of the Company and its stockholders by encouraging key employees, directors and consultants to make significant contributions to the long-term success of the Company. The Board of Directors believes that the increase in the number of shares available under the Stock Option Plan is in the best interests of the Company and its stockholders, and therefore, unanimously recommends a vote FOR the approval of the proposal to increase the number of shares of Common Stock available under the Stock Option Plan from the current 750,000 shares to 1,000,000 shares for use as incentive awards for key employees, directors and consultants. In considering the foregoing recommendation of the Board of Directors, stockholders should be aware that the current members of the Board of Directors own as of April 27, 1998, in the aggregate, approximately 3.1% of the shares of the Company's issued and outstanding Common Stock, assuming full exercise of options and warrants exercisable by them within 60 days of the Record Date.

                  The Board of Directors recommends that stockholders vote "FOR" approval of the proposal to amend the Stock Option Plan to increase the number of shares of Common Stock available thereunder from 750,000 to 1,000,000 for use as incentive awards to certain key employees, directors and consultants.

                III. RATIFICATION OF THE APPOINTMENT OF AUDITORS

                  The Board of Directors, on the recommendation of the Audit Committee, has appointed the firm of KPMG Peat Marwick LLP as independent auditors of the Company for the year ending December 31, 1998, subject to the ratification of the appointment by the Company's stockholders. A representative of KPMG Peat Marwick LLP is expected to attend the Meeting to respond to appropriate questions and will have an opportunity to make a statement if he or she so desires.

                  The Board of Directors recommends that stockholders vote "FOR" the ratification of the appointment of KPMG Peat Marwick LLP as auditors of the Company for the fiscal year ending December 31, 1998.

                              STOCKHOLDER PROPOSALS

                  Stockholder proposals intended to be presented at the 1999 Annual Meeting must be received by the Company by January 4, 1999 for possible inclusion in the proxy materials relating to such meeting.

                                 OTHER BUSINESS

                  The Board of Directors is not aware of any matter other than the matters described above to be presented for action at the Meeting. However, if any other proper items of business should come before the Meeting, it is the intention of the person or persons acting under the enclosed form of proxy to vote in accordance with their best judgment on such matters.


                            EXPENSES OF SOLICITATION

                  The Company will pay the expenses of this proxy solicitation. In addition to solicitation by mail, some of the officers and regular employees of the Company may solicit proxies personally or by telephone. The Company will request brokers and other fiduciaries to forward proxy soliciting material to the beneficial owners of shares which are held of record by them, and the Company may reimburse them for certain reasonable out-of-pocket expenses incurred by them in connection therewith.

                                          By Order of the Board of Directors,

                                          /s/David A. Finley

                                          David A. Finley
                                          Chairman of the Board

         May 4, 1998
         New York, New York

PROXY                                                                      PROXY
                       HUNGARIAN TELEPHONE AND CABLE CORP.

                         ANNUAL MEETING OF STOCKHOLDERS
                            To Be Held June 10, 1998

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned, revoking all prior proxies, hereby appoints DAVID A. FINLEY and PETER T. NOONE, and each of them, with full power of substitution in each, as proxies for the undersigned, to represent the undersigned and to vote all the shares of Common Stock of the Company which the undersigned would be entitled to vote, as fully as the undersigned could vote and act if personally present, at the Annual Meeting of Stockholders (the "Meeting") to be held on June 10, 1998, at 10:00 a.m. local time, at the New York Helmsley Hotel, 212 East 42nd Street, New York, New York 10017, or at any adjournment or postponement thereof.

         Should the undersigned be present and elect to vote at the Meeting or at any adjournments or postponements thereof, and after notification to the Secretary of the Company at the Meeting of the stockholder's decision to terminate this proxy, then the power of such attorneys or proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by filing a written notice of revocation with the Secretary of the Company or by duly executing a proxy bearing a later date.

         The Board of Directors recommends a vote "FOR" all nominees for director and each of the listed proposals.

1. The election as directors of all nominees listed below to serve until the 1999 Annual Meeting of Stockholders or until their successors have been duly elected and qualified (except as marked to the contrary).

         INSTRUCTION: To withhold your vote for any individual nominee, strike a line in that nominee's name in the list below.

         OLE BERTRAM               JAMES G. MORRISON          JAMES H. SEASON

         DARYL A. FERGUSON         JOHN B. RYAN               WILLIAM E. STARKEY

         DAVID A. FINLEY           FINN SCHKOLNIK             LEONARD TOW

                                            VOTE
                           FOR  |_|         WITHHELD  |_|

2. Proposal to amend the Company's 1992 Incentive Stock Option Plan, as amended, to increase the number of shares of the Company's common stock available thereunder from 750,000 to 1,000,000 for use as incentive awards to certain key employees, directors and consultants.

                           FOR  |_|         AGAINST  |_|            ABSTAIN  |_|

3. Ratification of the appointment of KPMG Peat Marwick LLP as auditors of the Company for the fiscal year ending December 31, 1998.

                           FOR  |_|         AGAINST  |_|            ABSTAIN  |_|

         The shares represented by this proxy will be voted as directed by the stockholder, but if no instructions are specified, this proxy will be voted for the election of the Board nominees and for the listed proposals. If any other business is presented at the Meeting, this proxy will be voted by those named in this proxy in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the Meeting.



                                            The undersigned acknowledges receipt
                                            from  the  Company,   prior  to  the
                                            execution  of  this  proxy,  of  the
                                            Notice   of   Annual   Meeting   and
                                            accompanying     Proxy     Statement
                                            relating   to  the  Meeting  and  an
                                            Annual  Report to  Stockholders  for
                                            the fiscal year ended  December  31,
                                            1997.

                                            DATED:________________________, 1998



                                            ____________________________________
                                            Signature


                                            ____________________________________
                                            Signature

                                            Please  mark,  date and sign as your
                                            name(s)  appear(s)  to the  left and
                                            return in the enclosed envelope.  If
                                            acting      as     an      executor,
                                            administrator,   trustee,  guardian,
                                            etc.,  you should so  indicate  when
                                            signing.   If   the   signer   is  a
                                            corporation,  please  sign  the full
                                            corporate  name, by duly  authorized
                                            officer. If shares are held jointly,
                                            each shareholder named should sign.

                      HUNGARIAN TELEPHONE AND CABLE CORP.

                               Index to Exhibits

Exhibit No.    Description

4.3 Hungarian Telephone and Cable Corp. 1992 Incentive Stock Option Plan, as amended